Exhibit 99.1

Steven G. Felsher and Philip B. Sheibley Appointed to Board of Directors of

Modular Medical, Inc.

San Diego, CA, November 29, 2021 — Modular Medical, Inc. (the “Company” or “Modular Medical”) (OTCQB:MODD), a development-stage insulin pump company focused on providing insulin delivery without complexity to increase pump adoption and reduce the burden of diabetes care for clinicians and individuals living with diabetes, today announced the expansion of its Board of Directors with the appointment of two independent directors, Steven G. Felsher and Philip B. Sheibley.

The Company’s Chief Executive Officer, Lynn O’Connor Vos, stated, “We are honored to have two executives with such depth and breadth of experience join the Board. The Company is committed to making insulin pump technology a cornerstone of better control for all people living with diabetes, with a particular focus on historically underserved communities. Our new Board members will provide invaluable expertise to help us bring our product to market.”

Steve Felsher has over 30 years’ experience in finance, administration, governance, capital allocation and other aspects of public and private company management. Much of his career was spent at Grey Global Group Inc., a global marketing services company, where he served as Vice Chairman and Chief Financial Officer with responsibility for all non-client/non-media facing elements of the business, including financial management, human resources, capital formation, corporate development, investor relations and acquisitions. He also served almost a decade as active senior advisor at Quadrangle Group LLC where he oversaw fund investments in telecom, telecom services and media.

Philip B. Sheibley is an experienced executive and venture capitalist. He spent 30 years as a management and technology consultant with Accenture, where he focused on the Life Sciences area, holding a variety of leadership positions, including North American Industry Director for Life Sciences and Global Lead for Management Consulting. Mr. Sheibley’s consulting work focused on defining and executing strategies to create leading-edge business capabilities, working with U.S. and internationally headquartered pharmaceutical companies, biotech, and medical product producers, as well as contract research organizations. He also played a leadership role in a number of joint-venture and new venture start-up engagements where company operating model and capability strategies needed to be defined for successful launch.

About Modular Medical, Inc.

Modular Medical, Inc. (OTCQB:MODD) is a development-stage diabetes technology company based in San Diego CA. Working from an innovative set of patented technologies, Modular seeks to expand access to innovative diabetes technologies to the heretofore neglected majority of the diabetes market who have been poorly served by the existing options which have been too expensive and complex to drive broad adoption. Our strategy is to provide care at a level of cost and complexity designed not for “superusers” but for “the rest of us”. Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and world-class microfluidics engineer. Mr. DiPerna was previously the founder (in 2005) of Tandem Diabetes (TNDM) and invented and designed its t:slim insulin pump.

More information is available at https://modular-medical.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the expected timing of commercialization of the company’s initial insulin pump product. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from those projected in any such forward-looking statements depending on a variety of factors, including market conditions, the company’s ability to commence commercialization of its initial product in a timely fashion, and other risks identified in the company’s most recent reports on Form 10-Q and Form 10-K filed with the SEC, as well as other reports that Modular Medical files from time to time with the SEC. Modular Medical undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

All trademarks mentioned herein are the property of their respective owners.

Investor Relations Contact
Modular Medical, Inc.
+1 (858) 800-3500
IR@modular-medical.com

SOURCE: Modular Medical, Inc.